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                                                                     EXHIBIT 4.9




                                  QUOVADX, INC.

                       2000 NONSTATUTORY STOCK OPTION PLAN

                AS AMENDED RESTATED EFFECTIVE NOVEMBER 19, 2001,

               AMENDED AND RESTATED EFFECTIVE AUGUST 22, 2002, AND

                AMENDED AND RESTATED EFFECTIVE FEBRUARY 25, 2003


1.       Purposes of the Plan. The purposes of this Nonstatutory Stock Option
         Plan are:

         o to attract and retain the best available personnel for positions of substantial responsibility,

         o to provide additional incentive to Employees and Consultants, and

         o        to promote the success of the Company's business.

         Options granted under the Plan will be Nonstatutory Stock Options.

2.       Definitions. As used herein, the following definitions shall apply:

                  (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

                  (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

                  (f) "Common Stock" means the Common Stock of the Company.

                  (g) "Company" means Quovadx, Inc., a Delaware corporation.

                  (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.





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                  (i) "Director" means a member of the Board.

                  (j) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

                  (k) "Employee" means any person, including Officers, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                  (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                           (i) If the Common Stock is listed on any established
stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                           (ii) If the Common Stock is regularly quoted by a
recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                           (iii) In the absence of an established market for the
Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

                  (n) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

                  (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (p) "Option" means a nonstatutory stock option granted pursuant to the Plan, that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.



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                  (q) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

                  (r) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

                  (s) "Optioned Stock" means the Common Stock subject to an Option.

                  (t) "Optionee" means the holder of an outstanding Option granted under the Plan.

                  (u) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (v) "Plan" means this 2000 Nonstatutory Stock Option Plan.

                  (w) "Service Provider" means an Employee or Consultant.

                  (x) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

                  (y) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 3,200,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

                  If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

         4. Administration of the Plan.

                  (a) Administration. The Plan shall be administered by (i) the Board or (ii) a Committee, which committee shall be constituted to satisfy Applicable Laws.

                  (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                           (i) to determine the Fair Market Value of the Common
Stock;

                           (ii) to select the Service Providers to whom Options
may be granted hereunder;







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                           (iii) to determine whether and to what extent Options
are granted hereunder;

                           (iv) to determine the number of shares of Common
Stock to be covered by each Option granted hereunder;

                           (v) to approve forms of agreement for use under the
Plan;

                           (vi) to determine the terms and conditions, not
inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                           (vii) to reduce the exercise price of any Option to
the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

                           (viii) to institute an Option Exchange Program;

                           (ix) to construe and interpret the terms of the Plan
and awards granted pursuant to the Plan;

                           (x) to prescribe, amend and rescind rules and
regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                           (xi) to modify or amend each Option (subject to
Section 14(b) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                           (xii) to authorize any person to execute on behalf of
the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

                           (xiii) to determine the terms and restrictions
applicable to Options;

                           (xiv) to allow Optionees to satisfy withholding tax
obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and



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                           (xv) to make all other determinations deemed
necessary or advisable for administering the Plan.

                  (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

         5. Eligibility. Options may be granted to Service Providers; provided, however, that notwithstanding anything to the contrary contained in the Plan, Options may not be granted to any Officer or Director of the Company.

         6. Limitation. Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

         7. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for ten (10) years, unless sooner terminated under Section 14 of the Plan.

         8. Term of Option. The term of each Option shall be stated in the Option Agreement.

         9. Option Exercise Price and Consideration.

                  (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator.

                  (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

                  (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

                           (i) cash;

                           (ii) check;

                           (iii) other Shares which (A) in the case of Shares
acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                           (iv) consideration received by the Company under a
cashless exercise program implemented by the Company in connection with the Plan;




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                           (v) a reduction in the amount of any Company
liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

                           (vi) such other consideration and method of payment
for the issuance of Shares to the extent permitted by Applicable Laws; or

                           (vii) any combination of the foregoing methods of
payment.

         10. Exercise of Option.

                  (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

                           An Option shall be deemed exercised when the Company
receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

                           Exercising an Option in any manner shall decrease the
number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Option Agreement, and only to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.





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                  (c) Disability of Optionee. If an Optionee ceases to be a
Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

         11. Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

         12. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

                  (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in





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the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

                  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

                  (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock, immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

         13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is






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determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

         14. Amendment and Termination of the Plan.

                  (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

                  (b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

         15. Conditions Upon Issuance of Shares.

                  (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) Investment Representations. As a condition to the exercise of an Option the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.


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                                  ATTACHMENT 1

                                       TO

  NOTICE OF GRANT OF STOCK OPTIONS FROM THE 2000 NONSTATUTORY STOCK OPTION PLAN

                              AND OPTION AGREEMENT


I.       NOTICE

         Vesting Schedule:

         Subject to the Optionee continuing to be a Service Provider on such dates, this Option shall vest and become exercisable in accordance with the following schedule:

         25% of the Shares subject to the Option shall vest twelve (12) months after the effective date of grant (the Vesting Commencement Date), and 1/48th of the Shares subject to the Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date. The options shall become fully exercisable upon change of control of the Company.

         "Change of Control" shall mean the occurrence of any of the following events: (i) Any "person" (as such term is used in Sections 13(d) and 14(d)of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or (iii) The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation, or (iv) A change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. "Incumbent Directors" shall mean Directors who either (A) are Directors of the Company, as applicable, as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections
(i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

         Termination Period:

         This Option may be exercised, to the extent vested on the date of termination, for three (3) months after Optionee ceases to be a Service Provider. Notwithstanding the foregoing, upon the death or disability of the Optionee, this Option may be exercised, to the extent vested on the date of death or termination, for twelve (12) months after Optionee ceases to be a Service Provider. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.






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II.      AGREEMENT

         1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to
Section 14(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

         2. Exercise of Option.

                  (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

                  (b) Method of Exercise. This Option is exercisable by delivery to the Company of a written or electronic notice of exercise, substantially in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option, or portion of this Option, shall be deemed to be exercised upon receipt by the Company of such Exercise Notice accompanied by such aggregate Exercise Price.

                  No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

         3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

                  (a) cash;

                  (b) check;

                  (c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

                  (d) surrender of other Shares, provided Shares acquired from the Company, (i) have been owned by the Optionee for more than six (6) months on the date of surrender, AND (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the exercised shares.

         4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the






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

lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

         6. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                  (a) Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

                  (b) Disposition of Shares. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

         7. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Colorado.

         8. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

         By Optionee's signature and the signature of the Company's representative above, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated above.

                                    EXHIBIT A



                                  QUOVADX, INC.

                       2000 NONSTATUTORY STOCK OPTION PLAN

                                 EXERCISE NOTICE



Quovadx, Inc.
6400 South Fiddler's Green Circle
Suite 1000
Englewood, Colorado 80111
Attention:  Human Resources


1. Exercise of Option. Effective as of today, ________________, _____, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of Quovadx, Inc. (the "Company") under and pursuant to the 2000 Nonstatutory Stock Option Plan, as amended and restated (the "Plan"), and the Stock Option Agreement dated, _________, ___ (the "Option Agreement"). The purchase price for the Shares shall be $__________, as required by the Option Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 12 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Colorado.

         Submitted by:                       Accepted by:

         PURCHASER                           QUOVADX, INC.

         -------------------------------     ----------------------------------
         Signature                           By

         -------------------------------     ----------------------------------
         Print Name                          Title

                                             Date Received
                                                          ---------------------

         Address:                            Address:

         ------------------------------      6400 South Fiddler's Green Circle

         ------------------------------      Suite 1000

         ------------------------------      Englewood, CO 80111

                                  ATTACHMENT 1

                                       TO

  NOTICE OF GRANT OF STOCK OPTIONS FROM THE 2000 NONSTATUTORY STOCK OPTION PLAN

                              AND OPTION AGREEMENT

                                 (UK EMPLOYEES)


I.       NOTICE

         Vesting Schedule:

         Subject to the Optionee continuing to be a Service Provider on such dates, this Option shall vest and become exercisable in accordance with the following schedule:

         25% of the Shares subject to the Option shall vest twelve (12) months after the effective date of grant (the Vesting Commencement Date), and 1/48th of the Shares subject to the Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date. The options shall become fully exercisable upon change of control of the Company.

         "Change of Control" shall mean the occurrence of any of the following events: (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or (iii) The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation, or (iv) A change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. "Incumbent Directors" shall mean Directors who either (A) are Directors of the Company, as applicable, as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections
(i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

         Termination Period:

         This Option may be exercised, to the extent vested on the date of termination, for three (3) months after Optionee ceases to be a Service Provider. Notwithstanding the foregoing, upon the death or disability of the Optionee, this Option may be exercised, to the extent vested on the date of death or termination, for twelve (12) months after Optionee ceases to be a Service Provider. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.      AGREEMENT

         1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the UK Sub-Plan, which is incorporated herein by reference. Subject to Section 14(b) of the UK Sub-Plan, in the event of a conflict between the terms and conditions of the UK Sub-Plan and the terms and conditions of this Option Agreement, the terms and conditions of the UK Sub-Plan shall prevail. SAVE THAT in respect of (a) payment or other matter relating to the Option Tax Liability (as defined in paragraph 7(b) of this Option Agreement), the terms of this Option Agreement shall prevail, and (b) in respect of any employer's NICs (as defined in paragraph 8 of this Agreement), the terms of the Joint Election will prevail.

         2. Exercise of Option.

                  (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the UK Sub-Plan, and this Option Agreement and the Joint Election.

                  (b) Method of Exercise. This Option is exercisable by delivery to the Company of a written or electronic notice of exercise, substantially in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the UK Sub-Plan. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, payment, where required by the Company, of the Option Tax Liability and payment of any liability arising under the terms of the Join Election. This Option, or portion of this Option, shall be deemed to be exercised upon receipt by the Company of such Exercise Notice accompanied by such aggregate Exercise Price.

                  No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

         3. Method of Payment. Payment of the aggregate Exercise Price and the Option Tax Liability shall be by any of the following, or a combination thereof, at the election of the Optionee:

                  (a) cash;

                  (b) check;

                  (c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

                  (d) surrender of other Shares, provided Shares acquired from the Company, (i) have been owned by the Optionee for more than six (6) months on the date of surrender, AND (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the exercised shares.

         4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the UK Sub-Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the UK Sub-Plan, the terms of this Option Agreement and the terms of the Joint Election.

         6. Tax Consequences. The Optionee should obtain advice from an appropriate independent professional adviser in relation to the United Kingdom taxation implications of the grant, exercise, assignment, release, cancellations or any other disposal of this Option (the "Trigger event") pursuant to the UK Sub-Plan and on any subsequent sale of the Option Shares. The Optionee should also take advice in respect to the United Kingdom taxation indemnity provisions comprising Sections 7(a) and (b) below.

         7. Optionee's Taxation Indemnity

                  (a) To the extent permitted by law, the Optionee hereby agrees to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any related corporation, in respect of any liability or obligations of the Company and/or any related corporation to account for income tax (under
PAYE) or any other taxation provisions and primary class 1 National Insurance Contributions (NICs") in the United Kingdom to the extent rising from a Trigger Event or arising out of the acquisition, retention and disposal of the Shares acquired pursuant to this Option.

                  (b) The Company shall not be obliged to allot and issue any Shares or any interest in Shares pursuant to the exercise of an Option unless and until the Optionee has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any liability the Company has to account to the Inland Revenue for any amount of, or representing, income tax and/or primary NICs (the "Option Tax Liability'), or the Optionee has made such other arrangement as in the opinion of the Company will ensure that the full amount of any Option Tax Liability will be recovered from the Optionee within such period as the Company may then determine.

                  (c) In the absence of any such other arrangement being made, the Company shall have the right to retain out of the aggregate number of Shares to which the Optionee would have otherwise been entitled upon the exercise of an Option, such number of Shares as, in the opinion of the Company, will enable the Company to sell as agent for the Optionee (at the best price which can reasonably expect to be obtained at the time of the sale) and to pay over to the Company sufficient monies out of the net proceeds of sale, after deduction of all fees, commissions and expenses incurred in relation to such sale, to satisfy the Optionee's liability under such indemnity.

         8. Employer's NICs. As a consideration of the grant of an Option under the Plan, the Optionee has joined with the Company, or if and to the extent that there is a change in the law, any other company or person who is or becomes a secondary contributor for NIC purposes in respect of this Option (the "Secondary Contributor"), in making an election (in such terms and such form as provided in paragraphs 3A and 3B of Schedule 1 to the Social Security Contributions and Benefits Act of 1992) which has been approved by the Inland Revenue (the "Joint Election"), for the transfer of the whole or any liability of the Secondary Contributor to Employer's Class 1 NICs to the Optionee.

         9. Data Protection

                  (a) In order to facilitate the administration of the UK Sub-Plan, it will be necessary for Quovadx Limited (or its payroll administrators) to collect, hold and process certain personal information about the Optionee and to transfer this data to the Company and to certain third parties such as brokers with whom the Optionee may elect to deposit any share capital under the UK Sub-Plan. The Optionee consents to Quovadx Limited (or its payroll administrators) collecting, holding and processing its personal data and transferring this data to the Company or any other third parties insofar as is reasonably necessary to implement, administer and manage the UK Sub-Plan.

                  (b) Where the transfer is to be a destination outside the European Economic Area, the Company shall take reasonable steps to ensure that the Optionee's personal data continues to be adequately protected and securely held.

                  (c) The Optionee understands that the Optionee may, at any time, view its personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Human Resources Department of the Company (but acknowledges that without the use of such data it may not be practicable for Quovadx Limited and the Company to administer the Optionee's involvement in the UK Sub-Plan in a timely fashion or at all and this may be detrimental to the Optionee.

         10. Entire Agreement; Governing Law. The UK Sub-Plan is incorporated herein by reference. The UK Sub-Plan, this Option Agreement and the Joint Election constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Colorado. The Joint Election is governed by the laws of England and Wales.

         11. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO

TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

         By Optionee's signature and the signature of the Company's representative above, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the UK Sub-Plan, this Option Agreement and the Joint Election. Optionee has reviewed the UK Sub-Plan, this Option Agreement and the Joint Election in their entirety, has had an opportunity to obtain independent legal advice prior to executing this Option Agreement and fully understands all provisions of the UK Sub-Plan, this Option Agreement and the Joint Election. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the UK Sub-Plan, this Option Agreement and the Joint Election. Optionee further agrees to notify the Company upon any change in the residence address indicated above.

                                    EXHIBIT A



                                  QUOVADX, INC.

                       2000 NONSTATUTORY STOCK OPTION PLAN

                                 EXERCISE NOTICE

                                 (UK EMPLOYEES)


Quovadx, Inc.
6400 South Fiddler's Green Circle
Suite 1000 Englewood, Colorado 80111 U.S.A.
Attention:  Human Resources


1. Exercise of Option. Effective as of today, ________________, _____, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of Quovadx, Inc. (the "Company") under and pursuant to the 2000 Nonstatutory Stock Option UK Sub-Plan (the "Sub-Plan"), the Stock Option Agreement dated _________, ___ (the "Option Agreement") and the Joint Election Agreement dated
         __________, _____ (the "Joint Election"). The purchase price for the Shares shall be $__________, as required by the Option Agreement.

2.       Delivery of Payment.

                  (a) Purchaser herewith delivers to the Company the full purchase price for the Shares;

                  (b) Payment in respect of the Option Tax Liability where required by the Company; and

                  (c) Confirmation that has delivered to the Secondary Contributor the liability arising pursuant to the Joint Election in accordance with its terms.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Sub-Plan, the Option Agreement and the Joint Election and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the

         Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 12 of the Sub-Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Sub-Plan, the Option Agreement and the Joint Election are incorporated herein by reference. This exercise notice agreement, the Sub-Plan, the Option Agreement and the Joint Election constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Colorado.

         Submitted by:                       Accepted by:

         PURCHASER                           QUOVADX, INC.

         -------------------------------     ----------------------------------
         Signature                           By

         -------------------------------     ----------------------------------
         Print Name                          Title

                                             Date Received
                                                          ---------------------

         Address:                            Address:

         ------------------------------      6400 South Fiddler's Green Circle
                                             Suite 1000
         ------------------------------      Englewood, CO 80111
                                             U.S.A.
         ------------------------------

              THE QUOVADX, INC. 2000 NONSTATUTORY STOCK OPTION PLAN

                            SUB-PLAN FOR UK EMPLOYEES



The purpose of this Sub-Plan for UK Employees (the "UK Sub-Plan") is to provide incentive for present and future employees of Quovadx Limited through the grant of options over Common Stock.

This UK Sub-Plan is governed by the 2000 Nonstatutory Stock Option Plan of Quovadx, Inc., as amended and restated (the "Plan"), and all its provisions shall be identical to those of the Plan save that, in order to accommodate the specific requirements of UK law, participants in the UK Sub-Plan shall be limited to directors who devote substantially the whole of their working time to the business of Quovadx Limited (not being less than 25 hours per week) employees and former employees of Quovadx Limited and their wives, husbands, widows, widowers, children or step-children under the age of eighteen. As such the definition of "Service Provider" shall be as stated in this UK Sub-Plan.

"SERVICE PROVIDER" means an employee of Quovadx Limited who has completed their probationary period

DATED                                                                       2003
--------------------------------------------------------------------------------

                                  QUOVADX, INC.


                                     - and -


                                 QUOVADX LIMITED


                                     - and -


                                   [OPTIONEE]
--------------------------------------------------------------------------------

                       2000 NONSTATUTORY STOCK OPTION PLAN
                                 JOINT ELECTION

--------------------------------------------------------------------------------

                                 JOINT ELECTION


BETWEEN


(1) QUOVADX, INC. whose registered office is at 6400 S. Fiddler's Green Circle, Suite 1000, Englewood, Colorado 80111, USA (the "Company"); and

(2) QUOVADX LIMITED (company registration no.2258294) whose registered office is at Carmelite, 50 Victoria Embankment, Blackfriars, London EC4Y 0DX (the "Employer"); and

(3) [INSERT NAME OF OPTIONEE] of [INSERT ADDRESS OF OPTIONEE] (the "Optionee" which shall include his executors or administrators in the case of his death).


INTRODUCTION


(A) From time to time the Optionee will be granted options (each one an "Option") to acquire shares of common stock in the Company (the "Shares") on terms, which will be subject to the Quovadx, Inc. 2000 Nonstatutory Stock Option, as amended and restated (the "Plan").

(B) The grant of any Option will take place after the Optionee has executed this joint election (the "Joint Election"). The Joint Election is in an approved format. The exercise, cancellation, release, assignment or other disposal of an Option is subject to the Optionee entering into this Joint Election.

(C)      The Optionee is currently an employee of the Employer.

(D) The exercise, release, cancellation, assignment or other disposal of an Option (a "Trigger Event") (whether in whole or in part), may result in the Employer or, if and to the extent that there is a change in law, any other company or person who becomes the secondary contributor for National Insurance Contributions ("NIC") purposes at the time of such Trigger Event having a liability to pay employer's (secondary) Class I NICs (or any tax or social security premiums which may be introduced in substitution or in addition thereto) in respect of such Trigger Event.

(E)      Where the context so admits, any reference in this Joint Election:

         (i) to the singular number shall be construed as if it referred also to the plural number and vice versa;

         (ii) to the masculine gender shall be construed as though it referred also to the feminine gender;

         (iii) to a statute or statutory provision shall be construed as if it referred also to that statute or provision as for the time being amended or re-enacted; and

         (iv)     Shares means shares of common stock of the Company.


AGREED TERMS

1.       JOINT ELECTION

1.1 It is a condition of the grant, exercise, cancellation, release, assignment or other disposal of an Option that the Optionee has entered into this Joint Election with the Employer.

1.2 The Optionee, the Company and the Employer elect to transfer the liability (the "Liability") for all of the employer's (Secondary) Class I NICs, referred to in (D) above and charged on payments or other benefits arising on a Trigger Event and treated as remuneration and earnings pursuant to section 4(4)(a) of the Social Security Contributions and Benefit Act 1992 ("SSCBA") to the Optionee. This Joint Election is made pursuant to an arrangement authorised by paragraph 3B, Schedule 1 of the SSCBA.

2.       RESTRICTION ON REGISTRATION UNTIL LIABILITY PAID BY OPTIONEE

         The Optionee hereby agrees that no Shares shall be registered in his name until he has met the Liability as a result of a Trigger Event in accordance with this Joint Election.

3.       PAYMENT

3.1 Where, in relation to an Option, the Optionee is liable, or is in accordance with current practice at the date of the Trigger Event believed by the Employer to be liable (where it is believed that the shares under option are readily convertible assets), to account to the Inland Revenue for the Liability, the Optionee and the Employer agree that, upon receipt of the funds to meet the Liability from the Employee, that such funds to meet the Liability shall be paid to the Collector of Taxes or other relevant taxation authority by the Employer on the Optionee's behalf within 14 days of the end of the income tax month in which the gain on an Option was made ("the 14 day period") and for the purposes of securing payment of the Liability the Optionee will on the occurrence of a Trigger Event:

         (a)      pay to the Employer a cash amount equal to the Liability;
                  and/or

         (b) suffer a deduction from salary or other remuneration due to the Optionee such deduction being in an amount not exceeding the Liability; and/or

         (c) at the request of the Company enter into such arrangement or arrangements necessary or expedient with such person or persons (including the appointment of a nominee on behalf of the Optionee) to effect the sale of Shares acquired through the exercise of an Option to cover all or any part of the Liability and use the proceeds to pay the Employer a cash amount equal to the Liability.

3.2 The Optionee hereby irrevocably appoints the Company and the Employer as his attorney with full power in his name to execute or sign any document and do any other thing which the Company or the Employer may consider desirable for the purpose of giving effect to the Optionee satisfying the Liability under clause 3.1 and satisfying any penalties and interest under clause 3.4. The Optionee further agrees to ratify and confirm whatever the Company and the Employer may lawfully do as his attorney. In particular, the Employer and/or the Company will have the right to enter into such an arrangement (as envisaged by clause 3.1(c)) on the Optionee's behalf to sell sufficient of the Shares issued or transferred to the Optionee on the exercise of an Option to meet the Liability pursuant to clause 3.1 and any penalty or interest arising under clause 3.4.

3.3 The Employer shall pass all monies it has collected from the Optionee in respect of the Liability to the Collector of Taxes by no later than 14 days after the end of the income tax month in which the Trigger Event occurred. The Employer shall be responsible for any penalties or interest that may arise in respect of the Liability from any failure on its part after it has collected any monies from the Optionee to pass the Liability to the Collector of Taxes within the said 14 days period.

3.4 If the Optionee has failed to pay all or part of the Liability to the Employer within the 14 day period the Optionee hereby indemnifies the Employer against such penalties or interest that the Employer would have to pay in respect of the late payment of all or part of the Liability to the Collector of Taxes.

4.       TERMINATION OF JOINT ELECTION

4.1 This Joint Election shall cease to have effect on the occurrence of any of the following:

         (a) if the terms of this Joint Election are satisfied in the reasonable opinion of the Company, the Employer and the Optionee;

         (b) if the Company, the Employer and the Optionee jointly agree in writing to revoke this Joint Election;

         (c) if the Inland Revenue withdraws approval of this Joint Election so far as it relates to share options covered by the Joint Election but not yet granted;

         (d) if all Option shall lapse or no Option is otherwise capable of being exercised pursuant to the Plan; and/or

         (e) if the Company and/or the Employer serve notice on the Optionee that the Joint Election is to cease to have effect.

5.       FURTHER ASSURANCE

5.1 The Company, Employer and the Optionee shall do all such things and execute all such documents as may be necessary or desirable to ensure that this Joint Election complies with all relevant legislation and/or Inland Revenue requirements.

5.2 The Optionee shall notify the Employer in writing of any Trigger Event which occurs in relation to an Option within three days of such Trigger Event.

5.3 The Company intends, as soon as practicable, to notify the Employer of the Optionee's intention of exercising an Option and shall provide the Employer with such information available to the Company to enable the Employer to calculate the Liability arising on the Trigger Event.

6.       SECONDARY CONTRIBUTOR

         The Employer enters into this Joint Election on its own behalf and on behalf of the Company, or, if and to the extent that there is a change in law, any other company or person who is or becomes a secondary contributor for NIC purposes in respect of an Option. It is agreed that the Employer can enforce the terms of this Joint Election against the Optionee on behalf of any such company.

7.       BINDING EFFECT

7.1 The Optionee agrees to be bound by the terms of this Joint Election and for the avoidance of doubt the Optionee shall continue to be bound by the terms of this Joint Election regardless of which country the Optionee is working in when the Liability arises and regardless of whether the Optionee is an employee of the Employer when the Liability arises.

7.2 The Employer and the Company agree to be bound by the terms of this Joint Election and for the avoidance of doubt the Employer and Company shall continue to be bound by the terms of this Joint Election regardless of which country the Optionee is working in when the Liability arises and regardless of whether the Optionee is an employee of the Employer when the Liability arises.

8.       GOVERNING LAW

8.1 This Joint Election shall be governed by and construed in accordance with English law and the parties irrevocably submit to the non-exclusive jurisdiction of the English Courts to settle any claims, disputes or issues which may arise out of this deed.

This Joint Election has been executed and delivered as a deed on the date written above.

SIGNED AS A DEED
BY [INSERT NAME OF OPTIONEE]

in the presence of:

Witness signature:

Name:

Address:

Occupation:


SIGNED AS A DEED
BY QUOVADX LIMITED
acting by:

                                                Director


                                                Director/Secretary




SIGNED AS A DEED
BY QUOVADX, INC.
acting by the under-mentioned
person(s) acting on the authority
of the Company in accordance
with the laws of the territory of
its incorporation:


                                                Authorised signatory


                                                Authorised signatory